SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2005

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 Joplin Street, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           (417) 625-5100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01.                                Other Events.

On January 24, 2005, Flint Hills Tallgrass Prairie Heritage Foundation, Inc. filed a purported class action complaint in the United States District Court for the District of Kansas styled Flint Hills Tallgrass Prairie Heritage Foundation, Inc. v. Scottish Power, PLC, et al., No. 05-1025JTM (D. Kansas), against, among others, The Empire District Electric Company.  Also named as defendants in the action are Scottish Power, PLC, PacificCorp, PPM Energy, Inc., Greenlight Energy, Inc. and Elk River Windfarm LLC.  The plaintiffs seek various forms of declaratory and injunctive relief under the United States and Kansas Constitutions as well as various statutory and common law bases.  Plaintiffs seek, among other things, to enjoin the defendants from any development or operation of industrial wind turbine electric power generation facilities within the Flint Hills Tallgrass Prairie Ecosystem and challenge the tax status of any such facility.  On December 13, 2004 Empire entered into a contract with PPM Energy to purchase the energy generated at the proposed 150-megawatt Elk River Windfarm located in this area.  The Elk River project has been developed by Greenlight Energy.  Empire believes this case is without merit and will defend it vigorously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

	By	/s/ Gregory A. Knapp
		Name:	Gregory A. Knapp
		Title:	Vice President – Finance and Chief Financial Officer

Dated: January 28, 2005